Exhibit 4.1


                             SUBSCRIPTION AGREEMENT

                        IN VIVO MEDICAL DIAGNOSTICS, INC


     The undersigned (the "Subscriber") hereby subscribes for a $250,000 unit of securities (the "Unit") of In Vivo Medical Diagnostics, Inc., a Colorado corporation (the "Company"). The Unit is comprised of (i) a $250,000 principal amount convertible 8% promissory note (the "Note") and (ii) 60,096 shares of the common stock, $.001 par value, of the Company ("Common Stock").

     The Common Stock included in the Unit or issuable upon conversion of the Note shall be registered for public sale with the Securities and Exchange Commission (the "Commission"), in accordance with the terms set forth in the registration rights agreement (the "Registration Agreement"), entered into between the holder of the Note (the "Holder") and the Company of even date.

     The undersigned agrees to pay the aggregate subscription price of $250,000 for the Unit being purchased hereunder. The entire purchase price is due and payable upon the submission of this Subscription Agreement, and shall be payable by wire transfer to the order of the Company.

     The Company has the right to reject this subscription in whole or in part.

     The undersigned acknowledges that the Unit being purchased hereunder will not be registered under the Securities Act of 1933 (the "Act"), or the securities laws of any state, that absent an exemption from registration contained in those laws, the Unit, Note and Common Stock require registration, and that the Company's reliance upon such exemption is based upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement, the Note and the Registration Rights Agreement (collectively, the "Subscription Documents").

     1. The undersigned represents, warrants, and agrees as follows:

          a. The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

          b. The undersigned has carefully read the Company's filings with the Securities and Exchange Commission, as required pursuant to the Securities and Exchange Act of 1934, which are available on the Internet at www.sec.gov (collectively, the "Disclosure Materials"), all of which the undersigned acknowledges have been provided to the undersigned. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and the Disclosure Materials and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the

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     accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The undersigned understands the Disclosure Materials, and the undersigned has had the opportunity to discuss any questions regarding any of the Disclosure Materials with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Disclosure Materials. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in the Disclosure Materials. The undersigned does not desire to receive any further information.

          c. The undersigned is aware that the purchase of the Units is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment. The undersigned has specifically reviewed the section in the Disclosure Materials entitled "Risk Factors."

          d. The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the Unit for investment, or any recommendation or endorsement of the Unit.

          e. The undersigned is purchasing the Units for the undersigned's own account, with the intention of holding the Units with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Units or the securities underlying the Units, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

          f. The undersigned represents that if an individual, he has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Units. The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

          g. The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Units indefinitely, or to afford a complete loss of his investment in the Units.

          h. The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Units will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Units are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Units for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Commission, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any

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     anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Units, and for which such Units may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

          i. The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management. The undersigned is purchasing the Units with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Units for the undersigned's account. No person other than the undersigned has any beneficial interest in the Units being purchased hereunder.

          j. The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

          l. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

          m. The undersigned acknowledges that the certificates for the securities comprising the Unit which the undersigned will receive will contain a legend substantially as follows:

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          THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED,
          HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED
          UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

          The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Act. The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

          n. The undersigned represents that he is an "accredited investor" as that term is defined under the Act.

     2. The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Documents.

     3. The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Colorado. The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to own its properties and conduct its business as described in the Disclosure Materials and to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

     4. The Company covenants and agrees that the proceeds of the subscription are to be used for general corporate purposes.

     5. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

     6. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with this offering, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

     7. This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

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     8. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

               9. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York and the undersigned hereby consents to the jurisdiction of the courts of the State of New York and the United States District Courts situated therein.consents to the jurisdiction of the courts of the State of New York and the United States District Courts situated therein.

     10. The Company agrees to pay the legal fees of the undersigned up to the amount of $15,000 to Sichenzia Ross Friedman Ference LLP in connection with the preparation of the Subscription Documents.

     11. (a) Simultaneously with the execution and delivery of this Agreement by the undersigned, the undersigned shall promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing the purchase price set forth on the signature page hereof to be paid to the non-interest bearing escrow account of Sichenzia Ross Friedman Ference, LLP (the "Escrow Agent"), set forth on Schedule I affixed hereto (the aggregate amounts being held in escrow by the Escrow Agent with respect to the Closing are referred to herein as the "Escrow Amount"). The Escrow Agent shall hold the Escrow Amount with respect to the Closing in escrow until the Escrow Agent receives written instructions (the "Escrow Release Instructions") from the Company and the Subscriber authorizing the release of the Escrow Amount in accordance with the written instructions delivered to the Escrow Agent. If the Escrow Agent has not received the Escrow Release Instructions on or before December 24, 2004, the Escrow Agent shall return to the Subscriber the portion of the Escrow Amount, with respect to the Closing, that the Subscriber delivered to the Escrow Agent, but only to the extent of the funds actually received by the Escrow Agent pursuant to this Agreement.

          (b) The Company and the Subscriber acknowledge and agree for the benefit of the Escrow Agent (which shall be deemed to be a third party beneficiary of this Section 11) as follows:

               (1) The Escrow Agent (i) is not responsible for the performance by the Company or the Subscriber of this Agreement or any of the Subscription Documents or for determining or compelling compliance therewith, (ii) is only responsible for (A) holding the Escrow Amount in escrow pending receipt of the Escrow Release Instructions and (B) disbursing the Escrow Amount in accordance with the Escrow Release Instructions, each of the responsibilities of the Escrow Agent in clause (A) and (B) is ministerial in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent (collectively, the " Escrow Agent's Duties"), (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with indemnification acceptable to it, in its sole discretion, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation,

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          wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for making inquiry as to, or for determining, the genuineness, accuracy or validity thereof, or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, and the written opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel. Documents and written materials referred to in this Section 11 include, without limitation, e-mail and other electronic transmissions capable of being printed, whether or not they are in fact printed; and any such e-mail or other electronic transmission may be deemed and treated by the Escrow Agent as having been signed or presented by a person if it bears, as sender, the person's e-mail address.

               (2) The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder, except in the case of the Escrow Agent's gross negligence or willful misconduct in breach of the Escrow Agent's Duties. IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOSS (INCLUDING BUT NOT LIMITED TO LOST PROFITS) WHATSOEVER, EVEN IF THE ESCROW AGENT HAS BEEN INFORMED OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE AND REGARDLESS OF THE FORM OF ACTION.

               (3) The Company and the Subscriber hereby indemnify and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating to the performance of the Escrow Agent's Duties, unless such action, claim or proceeding is the result of the willful misconduct, bad faith or gross negligence of the Escrow Agent.

               (4) The Escrow Agent has acted as legal counsel to the Subscriber in connection with this Agreement and the other Subscription Documents, is merely acting as a stakeholder under this Agreement and is, therefore, hereby authorized to continue acting as legal counsel to the Subscriber including, without limitation, with regard to any dispute arising out of this Agreement, the Subscription Documents or any other matter. Each of the Company and the Subscriber hereby expressly consent to permit the Escrow Agent to represent the Subscriber in connection with all matters relating to this Agreement,

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          including, without limitation, with regard to any dispute arising out of the Subscription Documents or any other matter, and hereby waives any conflict of interest or appearance of conflict or impropriety with respect to such representation. Each of the Company and the Subscriber has consulted with its own counsel specifically about this Section 11 to the extent they deemed necessary, and has entered into this Agreement after being satisfied with such advice.


                             EXECUTION BY SUBSCRIBER

NITE CAPITAL, L.P.



By: /s/
   ---------------------------------




Accepted this day of December, 2004, on behalf of In Vivo Medical Diagnostics, Inc.,


                                By: /s/
                                   ---------------------------------------------

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                                   SCHEDULE I



Re:      Wiring Instructions for Sichenzia Ross Friedman Ference LLP


         Wire to:          [omitted]

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